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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-189771) of HD Supply Holdings, Inc. of our report dated March 25, 2014 relating to the financial statements and financial statement schedule of HD Supply Holdings, Inc., which appears in this Amendment No. 2 to Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia
April 30, 2014

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  Exhibit 23.1